                                 SCHEDULE 14A

                         INFORMATION REQUIRED IN PROXY
                                   STATEMENT
                           Reg. Section 240.14a-101.
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (Amendment No._)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                COMDISCO, INC.
               (Name of Registrant as Specified In Its Charter)


                                PHILIP A. HEWES
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/

      (4) Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                               6111 N. RIVER ROAD
                            ROSEMONT, ILLINOIS 60018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 24, 1995

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Comdisco, Inc., a Delaware corporation ("Comdisco"), will be held on Tuesday, January 24, 1995 at 3:00 o'clock p.m. (C.S.T.), at Comdisco's corporate office, 6111 N. River Road in the first floor auditorium, Rosemont, Illinois 60018, for the purpose of considering and acting upon the following:

  1. The election of five Class III Directors of Comdisco for a term of three years.

  2. The ratification of the appointment by the Board of Directors of KPMG Peat Marwick as independent auditors of Comdisco for the current fiscal year.

  3. The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on December 12, 1994 are entitled to notice of and to vote at the Annual Meeting of Stockholders. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Meeting will be open for the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the office of Comdisco.

  Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date and return promptly the enclosed proxy in the accompanying envelope.

  The Annual Report, Proxy Statement and Proxy are enclosed with this notice.

  Dated and mailed at New York, New York, December 23, 1994.

                                          By order of the Board of Directors

                                          PHILIP A. HEWES
                                          Secretary


                                   IMPORTANT

 Please complete, sign and return the enclosed Proxy immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

                               6111 N. RIVER ROAD
                            ROSEMONT, ILLINOIS 60018

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

  This Proxy Statement, which is being mailed to stockholders on or about December 23, 1994, is furnished in connection with the solicitation by the Board of Directors of Comdisco, Inc., a Delaware corporation ("Comdisco" or the "Company"), of proxies for use at its Annual Meeting of Stockholders to be held on Tuesday, January 24, 1995, at 3:00 o'clock p.m. (C.S.T.) at Comdisco's corporate office, 6111 N. River Road, Rosemont, Illinois 60018, and at any adjournment of the Annual Meeting.

  At the meeting, stockholders will be asked to elect five Class III Directors and to ratify the appointment of auditors. Because many of our stockholders are unable personally to attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below and FOR the ratification of the appointment of KPMG Peat Marwick as independent auditors.

  The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

  A proxy may be revoked by giving the Secretary of Comdisco written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel any proxy by voting at the meeting.

QUORUM AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of the Company ("Common Stock") entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting is required for the approval of each of the matters to be presented to the meeting. Only holders of record of Common Stock at the close of business on December 12, 1994 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

  As of December 1, 1994, the Company had issued and outstanding 36,349,626 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

PRINCIPAL STOCKHOLDERS

  The following table lists all persons known to be the beneficial owner of more than 5% of Comdisco's outstanding Common Stock as of December 1, 1994.

                                                                         PERCENT
                                                               NUMBER OF   OF
      NAME AND ADDRESS                                          SHARES    CLASS
      ----------------                                         --------- -------
      David J. Greene and Company............................. 2,296,000     6%
      Lexington Avenue
      New York, NY 10022
      Estate of Kenneth N. Pontikes........................... 2,200,510     6%
      6111 N. River Road
      Rosemont, IL 60018
      Pontikes Trust.......................................... 4,742,718    13%
      6111 N. River Road
      Rosemont, IL 60018
      Ponchil Limited Partnership............................. 2,181,891     6%
      6111 N. River Road
      Rosemont, IL 60018

CHANGE IN CONTROL

  A change in control of the Company occurred on June 24, 1994 due to the death of Kenneth N. Pontikes, an officer, director and principal stockholder of the Company. On July 11, 1994, Nicholas Pontikes, an officer and director of the Company, was named executor of the Estate of Kenneth N. Pontikes and in such capacity has the sole voting power over the shares of the Company stock in the Estate. In addition, as President and a director of Ponfam Corporation, the general partner of Ponchil Limited Partnership, Nicholas Pontikes had shared voting and dispositive power of the shares held by Ponchil Limited Partnership. Nicholas Pontikes also has sole voting and dispositive powers of the Company stock held in the Pontikes Trust as a result of his being the successor trustee of said Trust.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

  The Certificate of Incorporation provides for Comdisco's Board of Directors to be divided into three classes, with each class as equal in number as possible, and that each year the stockholders elect the members of one of the three classes to a three year term of office. There are twelve Directors with Class I having three members, Class II having four members and Class III having five members.

  The term of office of each of the five Class III Directors will expire at the 1995 Annual Meeting of Stockholders. The term of office for each of the Class III nominees to be elected at the 1995 Annual Meeting will expire at the 1998 Annual Meeting, the term of office for each of the Class I Directors will expire at the 1996 Annual Meeting, and the term of office of each of the Class II Directors will expire at the 1997 Annual Meeting, or in each case when their respective successors have been duly elected and qualified.

  The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

  The nominees for Director will be elected if they receive the affirmative vote of a majority of all votes entitled to be cast at the meeting. The Board of Directors favors a vote "FOR" each of the nominees listed below.

PROFILE OF DIRECTORS AND NOMINEES

                      NOMINEES FOR TERMS EXPIRING IN 1998
                             (CLASS III DIRECTORS)

  ALAN J. ANDREINI (Age 48--Director since 1992)

  Executive Vice President (a)

  Mr. Andreini has been Executive Vice President since July, 1994. He was Senior Vice President from July, 1986 to July, 1994.

  ROBERT A. BARDAGY (Age 55--Director since 1983)

  Executive Vice President (a)

  Mr. Bardagy has been Executive Vice President since July, 1986.

  PHILIP A. HEWES (Age 42--Director since 1992)

  Senior Vice President/Legal and Secretary (a)

  Mr. Hewes has been Senior Vice President since January, 1992, and Secretary since October, 1991. He was Vice President and General Counsel from July, 1988 to January, 1992, and Assistant Secretary from February, 1978 to October, 1991.

  THOMAS H. PATRICK (Age 51--Director since 1971)

  Mr. Patrick has been Executive Vice President, Office of the Chairman of Merrill Lynch & Co. ("Merrill Lynch") since May, 1993. He has also held the following positions with Merrill Lynch: Executive Vice President, Equity Markets Group from June, 1992 to May, 1993; Executive Vice President, Insurance from November, 1990 to June, 1992; and Executive Vice President and Chief Financial Officer from June, 1989 to November, 1990. Mr. Patrick is also a director of Baldwin & Lyons, Inc. and AMLI Realty Co.

  NICHOLAS K. PONTIKES (Age 30--Director since 1993)

  Executive Vice President (a)

  Mr. Pontikes has been Executive Vice President of Comdisco since July, 1994 and President of Business Continuity Services Division since September, 1993. He was Vice President of Comdisco from September, 1993 to July, 1994. He was Vice President--Business Controls of Business Continuity Services from January, 1993 to September, 1993. He was Director--International Marketing for the Comdisco Electronics Group from July, 1992 to January, 1993. From April, 1990 through July, 1992 he was President of Avalon Capital Corporation, an investment banking firm. From June, 1989 through April, 1990 he was an Associate with The Blackstone Group, an investment banking firm. Mr. Pontikes is the son of the late Kenneth N. Pontikes and the nephew of William N. Pontikes.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1996
                              (CLASS I DIRECTORS)

  EDWARD H. FIEDLER, JR. (Age 62--Director since 1969)

  Mr. Fiedler was General Attorney of Comdisco from March, 1983 to September, 1991 and Secretary from January, 1982 to September, 1991. Mr. Fiedler retired from both positions at Comdisco effective September 30, 1991. He was General Counsel of Comdisco from March, 1977 to March, 1983.

  BASIL R. TWIST, JR. (Age 51--Director since 1982)

  Mr. Twist has been President of Champion Securities Corporation since February, 1991. He was a private investor from February, 1986 to February, 1991.

  JOHN J. VOSICKY (Age 46--Director since 1986)

  Executive Vice President, Chief Financial Officer and Treasurer (a)

  Mr. Vosicky has been Executive Vice President, Chief Financial Officer and Treasurer of Comdisco since July, 1994. He was Senior Vice President and Chief Financial Officer from November, 1985 to July, 1994.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1997
                              (CLASS II DIRECTORS)

  C. KEITH HARTLEY (Age 52--Director since 1978)

  Mr. Hartley has been a financial consultant since May, 1991. He was a Managing Director of Peers & Co., Merchant Bankers from February, 1990 to May, 1991. From July, 1989 to December, 1989, Mr. Hartley served as a consultant to Drexel Burnham Lambert Incorporated ("DBL"). From 1981 to June, 1989, Mr. Hartley was a Managing Director of DBL and from 1973 to 1981 held other executive positions at DBL. DBL rendered investment banking services to Comdisco from time to time from 1977 through February, 1990. In May, 1990, DBL filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

  RICK KASH (Age 52--Director since 1987)

  Mr. Kash has been President and Managing Partner of The Cambridge Group, management consultants, since 1975. Mr. Kash is also a director of U.S. Auto Glass.

  WILLIAM N. PONTIKES (Age 53--Director since 1977)

  Executive Vice President/Operations (a)

  Mr. Pontikes has been Executive Vice President since October, 1989. He was Senior Vice President from September, 1976 to October, 1989. Mr. Pontikes is the uncle of Nicholas K. Pontikes.

  JACK SLEVIN (Age 58--Director since 1979)

  President and Chief Executive Officer (a)

  Mr. Slevin was named as President and Chief Executive Officer in July, 1994. He was Interim Chief Operating Officer from December, 1993 to July, 1994 and Executive Vice President from April, 1992 to July, 1994. Mr. Slevin was Senior Vice President and National Sales Manager from July, 1990 to April, 1992. He was a Senior Vice President from October, 1989 to July, 1990, and a Vice President from February, 1978 to October, 1989.
- - - - --------
    (a) These individuals, along with David J. Keenan, are the current executive officers of Comdisco. Mr. Keenan, age 46, has been Vice President and Controller since January, 1985.

        INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table shows certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated executive officers, and all Directors and Executive Officers as a group. (See also the Principal Stockholders

Section above for information on the stock ownership of the Estate of Kenneth
N. Pontikes, who served as the Chief Executive Officer until his death on June 24, 1994.)

                                                COMMON STOCK BENEFICIALLY % OF
      NAME                                      OWNED ON DECEMBER 1, 1994 CLASS
      ----                                      ------------------------- -----
      Alan J. Andreini........................            84,137(a,b)         (d)
      Robert A. Bardagy.......................           181,464(a,b)         (d)
      Edward H. Fiedler, Jr. .................           172,035(a,b)         (d)
      C. Keith Hartley........................            33,363(a,b)         (d)
      Philip A. Hewes.........................            34,252(a,b)         (d)
      Rick Kash...............................              34,062(b)         (d)
      Thomas A. Patrick.......................              59,887(b)         (d)
      Nicholas K. Pontikes....................           9,233,151(c)       25%
      William N. Pontikes.....................           895,366(a,b)        2%
      Jack Slevin.............................           153,160(a,b)         (d)
      Basil R. Twist, Jr. ....................              32,400(b)         (d)
      John J. Vosicky.........................           147,287(a,b)         (d)
      All Directors and Executive Officers as
       a group, including 2 officers not named
       above..................................      11,120,019(a,b,c)       30%

- - - - --------
(a) Includes shares held by or for the benefit of the immediate families of the above individuals and for which they disclaim any beneficial interest, as follows: Mr. W. Pontikes, 313,848 shares; Mr. Andreini, 425 shares; Mr. Slevin, 111,334 shares; and Directors and Executive Officers as a group, 425,607 shares.
  Also includes other shares held by or for the benefit of the immediate families of the above individuals, over which such individuals hold no voting or dispositive powers and for which they disclaim any beneficial interest, as follows: Mr. W. Pontikes, 123,564 shares; Mr. Bardagy, 30,134 shares; Mr. Fiedler, 89,210 shares; Mr. Hartley, 4,305 shares; Mr. Hewes,
  796 shares; Mr. Patrick, 3,540 shares; Mr. Slevin, 26,084 shares; Mr. Vosicky, 2,895 shares; and Directors and Executive Officers as a group, 280,528 shares.
(b) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to February 1, 1995 as follows: Mr. Andreini, 20,475 shares; Mr. Bardagy, 19,950 shares; Mr. Fiedler, 6,100 shares; Mr. Hartley, 14,400 shares; Mr. Hewes, 18,112 shares; Mr. Kash, 14,400 shares; Mr. Patrick, 14,400 shares; Mr. Slevin, 14,542 shares; Mr. Twist, 14,400 shares; Mr. Vosicky, 61,689 shares; and Directors and Executive Officers as a group, 245,509 shares. The percentages set forth in the above tables give effect to the exercise of these options.
(c) Includes shares over which Nicholas Pontikes exercises sole or shared voting and dispositive powers but with respect to which he disclaims any beneficial interest (with the exception of a percentage of the shares owned by Ponfam Corp. and Ponchil Limited Partnership equal to his proportionate ownership interest in those entities), which shares are held of record as follows: Pontikes Trust, 4,742,718 shares; Estate of Kenneth N. Pontikes (Nicholas Pontikes, Executor), 2,200,510 shares; Ponchil Limited Partnership, 2,181,891 shares; Ponfam Corp., 64,014 shares; and Pontikes Family Foundation, 43,910 shares.
(d) Percentage of shares beneficially owned does not exceed 1% of the class outstanding.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

  During the last fiscal year, the Board of Directors held 8 meetings. All incumbent directors, including those standing for re-election, attended at least 75% of the meetings of the Board and the committees on which they served. The Board has established Executive, Audit, Stock Option and Compensation

Committees. The Executive Committee, which acts on behalf of the Board of Directors in connection with the regular conduct of Comdisco's business, is composed of Messrs. Andreini, Bardagy,N. Pontikes, W. Pontikes, Slevin and Vosicky. The Audit Committee is composed of Messrs. Hartley, Patrick, Kash and Twist. The Audit Committee, which met once during the last fiscal year, has the general responsibility for establishing and maintaining communications with Comdisco's internal and independent accountants, reviewing the methods used and audits made by the auditors in connection with Comdisco's published financial statements and reviewing with the auditors Comdisco's financial and operating controls. The Stock Option Committee, which makes recommendations to the Board of Directors with regard to the granting of stock options and administers stock option plans, consists of Messrs. Hartley and Patrick. The Compensation Committee consists of Messrs. Hartley, Patrick and Kash, all non-employee directors. The Compensation Committee, which met five times during the last fiscal year, has the general responsibility for evaluating the compensation arrangements of officers and directors, including the compensation arrangements for Comdisco's President and Chief Executive Officer, Mr. John F. Slevin. The Board has no nominating committee.

  On January 14, 1992, a shareholder's derivative suit was filed in the Circuit Court of Cook County, Illinois naming John J. Vosicky, Robert A. Bardagy, Kenneth N. Pontikes, Edward H. Fiedler, Jr., Rick Kash, Jack Slevin, Basil R. Twist, Jr., C. Keith Hartley, William N. Pontikes and Thomas Patrick as defendants. Comdisco was also a named defendant in the action. On September 16, 1993, the Court granted Comdisco's motion to dismiss the entire complaint and a final judgment was entered. On October 11, 1993, the plaintiff filed a notice of appeal. On November 14, 1994, the United States Court of Appeals for the Seventh Circuit affirmed the district court's dismissal of the federal Racketeer Influenced and Corrupt Organizations Act claim and the state law claims. The plaintiff has a 90 day period to file a petition for a writ of certiori. The complaint essentially parroted, and assumed as both factually and legally correct, the allegations relating to Comdisco's business practices previously asserted by International Business Machines Corporation (and related entities) in three separate law suits filed against Comdisco (all of which have been previously reported and are now settled). The complaint contained additional allegations that the defendants knowingly or recklessly committed the acts complained of, concealed these alleged acts, variously characterized as acts of corporate mismanagement and waste, breaches of fiduciary duties, civil and criminal violations of law, as well as failed to adequately inform Comdisco's stockholders regarding the economic impact of the IBM litigation, all to the detriment of Comdisco and its stockholders and in order to maintain their respective positions with Comdisco. Based on these allegations, the plaintiff asserted that the defendants have violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and breached (intentionally or negligently) their fiduciary duties to Comdisco and its shareholders. The complaint sought unspecified compensatory, treble and punitive damages on behalf of Comdisco, and an award to plaintiff for costs and expenses together with attorney's, accountants' and experts' fees. The complaint also sought a declaratory judgment that the defendants violated RICO and breached their fiduciary duties to Comdisco and its shareholders and an order requiring the defendants to cease such acitivities.

               COMPENSATION & OTHER TRANSACTIONS WITH DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to compensation for services in all capacities paid by Comdisco and its subsidiaries for the past three years, to or on behalf of (i) Kenneth

N. Pontikes, who served as Chairman of the Board and Chief Executive Officer until his death on June 24, 1994, (ii) John F. Slevin, who was named Chief Executive Officer on July 20, 1994, and (iii) each of the four other most highly compensated executive officers of Comdisco serving at September 30, 1994.

                                                                     LONG-TERM COMPENSATION
                                                                 ------------------------------
                                      ANNUAL COMPENSATION              AWARDS         PAYOUTS
                               --------------------------------- -------------------  -------
                                                                 RESTRICTED          LONG-TERM
NAME AND PRINCIPAL                                OTHER ANNUAL     STOCK    OPTIONS  INCENTIVE      ALL OTHER
POSITION                  YEAR  SALARY   BONUS   COMPENSATION(1)   AWARDS   (SHARES)  PAYOUTS   COMPENSATION(1)(2)
- - - - ------------------        ---- -------- -------- --------------- ---------- -------- ---------- ------------------
Kenneth N. Pontikes       1994 $500,000 $565,000      $-0-         $-0-       -0-    $54,545(3)       $5,643
Chairman and CEO          1993  500,000  440,605                    -0-       -0-       -0-
                          1992  500,000   -0-                       -0-       -0-       -0-
Jack Slevin               1994  350,000  450,000       -0-          -0-     125,000     -0-            5,643
President and CEO         1993  150,000  650,000                    -0-       -0-       -0-
                          1992  150,000  650,000                    -0-      25,000     -0-
Robert A. Bardagy         1994  350,000  509,000       -0-          -0-       -0-       -0-            5,643
Executive Vice President  1993  200,000  663,500                    -0-       -0-       -0-
                          1992  200,000  600,000                    -0-      25,000     -0-
Nicholas K. Pontikes      1994  200,000  385,000       -0-          -0-      25,000     -0-            5,643
Executive Vice President  1993  137,500   -0-                       -0-       -0-       -0-
                          1992   15,462   -0-                       -0-       -0-       -0-
William N. Pontikes       1994  250,000  251,000       -0-          -0-       -0-       -0-            5,643
Executive Vice President  1993  200,000  400,000                    -0-       -0-       -0-
                          1992  200,000  400,000                    -0-       -0-       -0-
John J. Vosicky           1994  225,000  276,000       -0-          -0-       -0-       -0-            5,643
Executive Vice Presi-
 dent,                    1993  150,000  300,000                    -0-       -0-       -0-
Chief Financial Officer
 & Tres.                  1992  150,000  300,000                    -0-      25,000     -0-

- - - - --------
(1) In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation are excluded for Comdisco's 1992 and 1993 fiscal years.
(2) Amounts of All Other Compensation are amounts contributed by Comdisco for fiscal 1994 under Comdisco's Profit Sharing and Employee Stock Ownership Plans for the persons named above.
(3) This amount was earned in 1994, and will be payable to the Estate of Kenneth N. Pontikes. The amount is payable under an Award Agreement under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to grants of stock options made to named executive officers during the fiscal year ended September 30, 1994.

                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                            ASSUMED ANNUAL RATES OF STOCK
                                                                            PRICE APPRECIATION FOR OPTION
                                         INDIVIDUAL GRANTS                               TERM
                         -------------------------------------------------- ------------------------------
                         NUMBER OF
                         SECURITIES
                         UNDERLYING  % OF TOTAL
                          OPTIONS/  OPTIONS/SARS EXERCISE GRANT
                            SARS     GRANTED TO  OR BASE   DATE
                          GRANTED   EMPLOYEES IN  PRICE   MARKET EXPIRATION
          NAME              (#)     FISCAL YEAR   ($/SH)  PRICE     DATE       0%      5% ($)    10% ($)
          ----           ---------- ------------ -------- ------ ---------- -------- ---------- ----------
Jack Slevin.............  125,000         6%      $18.38  $21.50  07/19/04  $391,250 $2,052,243 $4,584,014
Nicholas K. Pontikes....   25,000         1%      $14.50  $19.00  11/07/03  $112,500 $  411,122 $  869,206

  The exercise price for Mr. Slevin's options was based on the closing price of Comdisco stock on the date he was elected President of Comdisco. The exercise price for Mr. Pontikes' options was based on the closing price of Comdisco stock on the date he was elected President of Comdisco Disaster Recovery Services.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUE

  The following table sets forth information with respect to the named executive officers in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                            TOTAL NUMBER OF SHARES        TOTAL VALUE OF
                                            UNDERLYING UNEXERCISED   UNEXERCISED, IN-THE-MONEY
                                                OPTIONS HELD AT      OPTIONS HELD AT SEPTEMBER
                                              SEPTEMBER 30, 1994            30, 1994(1)
                                           ------------------------- -------------------------
                          NUMBER
                            OF
                          SHARES
                         ACQUIRED
                            ON     VALUE
NAME                     EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - - - ----                     -------- -------- ----------- ------------- ----------- -------------
Kenneth N. Pontikes.....     0      $ 0           0             0     $      0     $      0
Jack Slevin.............     0        0      11,759       163,834     $  3,819     $490,154
Robert A. Bardagy.......     0        0      18,900        37,600        9,175      192,200
Nicholas K. Pontikes....     0        0           0        25,000            0      156,250
William N. Pontikes.....     0        0           0             0            0            0
John J. Vosicky.........     0        0      60,639        41,536      167,976      201,699

- - - - --------
(1) Based on the closing price of the Common Stock on September 30, 1994, $20.75.

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

  The following table sets forth information with respect to the named executive officers concerning the grants of Performance Unit Awards under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan. The target performance objective is that Comdisco's Total Shareholder Return be ranked at or above the 60th percentile of the Total Shareholder Return of all companies in the S&P 500 for the period running from October 4, 1993 through September 30, 1996. The minimum performance objective is a 50th percentile ranking. If the actual ranking is less than the 50th percentile, then no compensation would be paid under these awards.

                                                      ESTIMATED FUTURE PAYOUTS
                                                     UNDER NON-STOCK PRICE-BASED
                                                                PLANS
                                                     ---------------------------
           (A)              (B)          (C)            (D)      (E)      (F)
           ---             ------ ------------------ --------- -------- --------
                                    PERFORMANCE OR
                           NUMBER OTHER PERIOD UNTIL
                             OF     MATURATION OR
NAME                       UNITS       PAYMENT       THRESHOLD  TARGET  MAXIMUM
- - - - ----                       ------ ------------------ --------- -------- --------
Jack Slevin...............  140   September 30, 1996  $70,000  $140,000 $420,000
Robert A.Bardagy..........  140   September 30, 1996  $70,000  $140,000 $420,000
Nicholas K. Pontikes......   67   September 30, 1996  $33,500  $ 67,000 $201,000
William N. Pontikes.......  100   September 30, 1996  $50,000  $100,000 $300,000
John J. Vosicky...........   75   September 30, 1996  $37,500  $ 75,000 $225,000

PAYMENTS TO DIRECTORS

  Non-employee Directors are paid a quarterly retainer of $6,000, a Board meeting fee of $2,000 plus expenses and a Committee meeting fee of $2,000 plus expenses if the Committee meeting is held on a date other than that scheduled for a full Board meeting. Non-employee Directors are eligible to participate in the Company's Split Dollar Life Insurance Plan. In October of 1994, each outside Director was granted an option to acquire 2,000 shares of Comdisco Common Stock at a price equal to the fair market value on the date of grant pursuant to Comdisco's Non-Employee Directors' Stock Option Plan. No option is exercisable within six months from the date granted and options must be exercised within ten years from the date granted.

OTHER TRANSACTIONS

  Mr. Patrick is Executive Vice President, Office of the Chairman of Merrill Lynch. In 1994, Merrill Lynch acted as Comdisco's agent in an established medium term note program and was a dealer for the sale of Comdisco's domestic and Euro-commercial paper.

                         COMPENSATION COMMITTEE REPORT

ROLE OF THE COMMITTEE

  In November, 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve the Company's compensation policies to ensure that executive officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure, culture and shareholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the executive officers of the Company.

COMPENSATION STRATEGY

  During fiscal year 1994, the Compensation Committee, with the assistance of outside compensation consultants, has continued to evaluate Comdisco's compensation plans. Continuing emphasis is being placed on the strategy of allocating a greater percentage of compensation to longer-term performance based compensation. Annual cash incentive plans will be tied to pre-tax earnings objectives. Long-term incentive plans will be tied to the investment returns achieved by Comdisco's shareholders.

DISCUSSION OF NEW TAX LAWS

  The Compensation Committee has continued to monitor legislation which was enacted in 1993 which precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and its four other highest paid executive officers. Certain qualified performance based compensation is exempt from this deduction limit. It is important to note that final regulations have not yet been issued by the Internal Revenue Service on this matter.

  In the interim, an effort has been made to structure senior management compensation in order to meet the parameters of performance based compensation utilizing certain transition rules that are now in effect. Incentive awards to executive officers are primarily granted under the provisions of the shareholder approved 1992 Long-Term Stock Ownership Incentive Plan, which Plan meets the requirements of the regulations at this time.

  The Compensation Committee's strategy of emphasizing longer term performance based compensation works well with the performance based exception, but it is possible that the Committee could approve nondeductible compensation based upon the circumstances at the time.

1994 CEO COMPENSATION

  For services rendered in 1994 Comdisco had an employment agreement with Kenneth Pontikes which provided for an annual salary of $500,000 plus incentive compensation equal to 0.5% of Comdisco's 1994 fiscal year pre-tax earnings between $100 million and $125 million, 1% of pre-tax earnings between $125 million and $150 million and 2% thereafter (subject to a overall compensation cap of $3 million). Amounts earned under this agreement are set forth in the Summary Compensation Table. The base salary of $500,000 has remained unchanged for Mr. Pontikes since 1989. The Committee has been advised that this salary level was competitive with a peer group of companies based primarily on sales and similar industry criteria. Incentive compensation has been historically set at a percentage of pre-tax earnings objectives, with the objective being increased yearly. In fiscal 1994, Mr. Pontikes was granted 300 Performance Units under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan. The performance objectives are set forth in the Long-Term Incentive Plan ("LTIP") Awards section above. Under the terms of the Plan, this award accrued on the death of Mr. Pontikes. Amounts earned under this award are set forth in the Summary Compensation Table.

  Jack Slevin, who was named CEO on July 20, 1994, received an annual base salary of $350,000 for services rendered in 1994. Mr. Slevin was also a participant in an incentive compensation plan which resulted in the following payments and awards as a result of the Company exceeding pre-tax earnings objectives: (i) $450,000 annual cash incentive bonus, (ii) 140 Performance Units (as described in the LTIP Award section above), and (iii) a stock option for 10,245 shares at $20.50. The size of these compensation components were based upon allocating total compensation among base salary (35%), annual incentive compensation based on company performance (45%) and long term equity based compensation (20%). Mr. Slevin's salary and incentive compensation for 1994 was not increased as a result of his election as CEO, but he did receive a stock option for 125,000 shares at $18.38 (see Option Grants in Last Fiscal Year table above for details). The Committee of the 1992 Long-Term Stock Ownership Incentive Plan considered the amount of options and stock held by Mr. Slevin and, as consideration for the increased responsibilities that he was undertaking as the new CEO, decided to award Mr. Slevin the 125,000 share option.

1994 EXECUTIVE OFFICER COMPENSATION

  During fiscal year 1994, the Company had an incentive compensation plan for its key salaried employees, including executive officers, which was comprised of the following elements: base salary; annual bonus based on the Company meeting its pre-tax earnings objectives; performance units to be paid if the Company meets 3 year total shareholder return goals; and stock options to be granted if the company meets its annual pre-tax earnings objectives.

  This report has been provided by C. Keith Hartley, Rick Kash, and Thomas H. Patrick, the members of the Compensation Committee.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

  The following performance graph compares the performance of Comdisco's Common Stock for the last five fiscal years (October 1, 1989--September 30, 1994) to that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Midcap 400 Index. The S&P Midcap Index represents a comparison to companies with similar market capitalization, and Comdisco is included in this index. Comdisco's most similar peers are divisions or subsidiaries of large publicly-held companies, and therefore, the Company feels that the most appropriate comparison, at this time, is to publicly-held companies with similar market capitalizations.




                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG COMDISCO, INC., S&P 500 INDEX AND S&P MIDCAP 400


Measurement Period           COMDISCO,      S&P          S&P
(Fiscal Year Covered)        INC.           500 INDEX    MIDCAP 400
- - - - -------------------          ----------     ---------    ----------
Measurement Pt-
9/30/89                      $100           $100         $100
FYE 9/30/90                  $ 46           $ 91         $ 86
FYE 9/30/91                  $ 60           $119         $129
FYE 9/30/92                  $ 53           $132         $145
FYE 9/30/93                  $ 57           $149         $179
FYE 9/30/94                  $ 71           $155         $182

- - - - --------
(1) Assumes $100 Invested on September 30, 1989 in Comdisco, Inc. Common Stock, S&P 500 Index and S&P Midcap 400 Index. Each of the three measures of cumulative total return assumes reinvestment of dividends.
(2) The S&P Midcap Index consists of the issuers with market capitalizations of $200 million to $5 billion.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires Comdisco's officers and directors, and persons who own more than ten percent of a registered class of Comdisco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Comdisco with copies of all Section 16(a) forms they file.

  Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons during fiscal year 1994, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except as follows. Upon the death of Kenneth N. Pontikes, the Company's founder, on June 24, 1994, his son, Nicholas Pontikes, automatically became the sole successor trustee of the Pontikes Trust, the registered owner of more than ten percent of the Company's Common Stock. Nicholas Pontikes did not file a Form 3 Initial Report of Beneficial Ownership on behalf of the Pontikes Trust within ten days after the death of his father. This form was filed in the second week of July, 1994.

                            APPOINTMENT OF AUDITORS

  The Board of Directors has approved the appointment of KPMG Peat Marwick, independent certified public accountants, as auditors, to audit the financial statements of Comdisco for the current fiscal year and to perform other accounting services, as appropriate. KPMG Peat Marwick has audited the financial statements of Comdisco since 1971. The ratification of the appointment of KPMG Peat Marwick is being submitted to the stockholders at the Annual Meeting of Stockholders. The Board of Directors favors a vote "FOR" the appointment of KPMG Peat Marwick. If such appointment is not ratified, the Board of Directors will consider the appointment of other auditors.

  Comdisco has been advised by KPMG Peat Marwick that representatives of the firm will be present at the Annual Meeting of Stockholders. Such representatives will have the opportunity to respond to appropriate questions and make a statement if they desire to do so.

                                 OTHER MATTERS

  The Board of Directors of Comdisco is not aware of any other matter to be presented for action at the meeting and required to be set forth in this Proxy Statement. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their judgment on such matter.

  The cost of soliciting proxies will be borne by Comdisco. In addition to solicitation by mail, proxies may be solicited by Directors, Officers and employees of Comdisco by personal interview, telephone or telegram. Comdisco may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons. It will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy material and brokers or other persons holding stock in their names or in the names of their nominees for out-of-pocket expenses in forwarding proxy material to the beneficial owners. In addition, Chemical Bank, New York, New York, has been retained to assist in the solicitation of the proxies at a fee of $4,000, plus out-of-pocket expenses.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by Comdisco, in writing, no later than August 22, 1995, in order to be considered for inclusion in the Proxy Statement and Proxy form for the Comdisco 1996 Annual Meeting of Stockholders. Any proposal should be sent to the attention of the Secretary of Comdisco at 6111 N. River Road, Rosemont, Illinois 60018.

  The foregoing Notice, Proxy Statement and Proxy are sent by order of the Board of Directors.

                                          Philip A. Hewes
                                          Secretary

December 23, 1994
                     LOGO
  Printed on recycled paper

                                (COMDISCO LOGO)

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
                      THE ANNUAL MEETING OF STOCKHOLDERS

                               3:00 P.M. (C.S.T.)

                                JANUARY 24, 1995

                   PLACE:
                       Comdisco, Inc., at its offices,
                       1st Floor, 6111 N. River Road
                       Rosemont, Illinois 60018

PROXY: JACK SLEVIN and JOHN J. VOSICKY and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on December 12, 1994 at the Annual Meeting of Stockholders of Comdisco, Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

                    THIS PROXY IS CONTINUED ON THE REVERSE
            SIDE PLEASE SIGN ON THE REVERSE SIDE ANDRETURN PROMPTLY

                                                            [X] Please mark your
                                                                votes as this

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO ANY OF SUCH ITEMS, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.
                     ----------
                       COMMON

1. Election of five Class III Directors: Alan J. Andreini, Robert A. Bardagy, Philip A. Hewes, Thomas H. Patrick, Nicholas K. Pontikes.

   FOR  [_]  ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY ON THE LINE AT
             THE RIGHT)

   WITHHOLD AUTHORITY  [_] TO VOTE FOR ALL NOMINEES LISTED ABOVE

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


- - - - --------------------------------------------------
2. Ratify the appointment of KPMG Peat Marwick, as independent auditors.

FOR  [_]     AGAINST  [_]     ABSTAIN  [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________________________________________________,19___



- - - - -------------------------------------------------------------------------------
Signature


- - - - -------------------------------------------------------------------------------
Signature if held jointly


|
|____

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE